EOS PETRO EMPLOYMENT AGREEMENT

This Agreement is entered into as of June 23, 2013 (“Effective Date”), between Eos Petro, Inc. (“Company”) and Martin Oring (“CEO”).

In consideration of the covenants and obligations in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged and accepted, Company and CEO (each, a “Party” and collectively, the “Parties”) agree as follows:

1.           At-Will Employment. Employment with Company is at-will and may be terminated by Company or CEO at any time, with or without cause or advance notice. Nothing in this Agreement is intended: (1) as a guarantee of employment; (2) to impact CEO’s ability to bargain collectively and engage in concerted activities regarding the terms and conditions of his employment as permitted under the National Labor Relations Act; or (3) to impact any agreement between the Company and CEO to obtain the CEO’s services as a director of the Company or the Company’s subsidiaries, which shall be separate and distinct from this Agreement.

2.           Duties. As Chief Executive Officer of the Company, CEO will have such duties, responsibilities and authorities as are consistent with such position and other related duties identified by the Board of Directors of the Company (the “Board”). CEO agrees to use his best efforts to provide the aforementioned duties and/or services to the Company and to devote the time necessary to faithfully perform such duties and/or services. So long as any outside activities do not create a conflict, interfere or violate CEO’s obligations under this Agreement, CEO may be employed by another company and engage in any other business activity, including, but not limited to, business activities directly related to the oil and gas industry. CEO shall report solely to the Board, and shall be subject to the Company’s policies, procedures and approval practices which are generally in effect for officers of the Company.

3.           Salary. In consideration of CEO’s performance of his duties, the Company will issue to CEO a warrant to purchase 600,000 restricted shares of common stock of the company (the “Warrant”), on the following terms and conditions:

3.1.        Form of Warrant. On the Effective Date, CEO shall receive a fully executed Warrant, which will be set forth on the form attached hereto as Exhibit A and registered on behalf of CEO in the name of Wealth Preservation, LLC. As is more fully stated in the terms and conditions set forth in Exhibit A, commencing on July 31, 2013, and on the last day of each month thereafter that this Agreement remains in effect, 50,000 shares in the Warrant will vest and become exercisable at an exercise price of $2.50 per share. The Warrant shall expire on July 31, 2018.

3.2.        No Registration. CEO acknowledges that he is fully informed that the shares underlying the Warrant are not being registered under the federal securities laws or the securities or blue sky laws of any state or foreign jurisdiction; that such shares must be held indefinitely unless subsequently registered under any applicable federal or state securities laws, or unless an exemption from registration is available thereunder; and that the Company has no obligation to register any shares underlying the Warrant.

3.3.        Restrictive Legend. CEO understands and agrees that the certificate(s) for shares issued to CEO upon the exercise of the Warrant shall bear substantially the following legend until (a) such shares shall have been registered under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to a registration statement that has been declared effective; or (b) in the opinion of counsel reasonably acceptable to the Company, such shares may be sold without registration under the Securities Act as well as any applicable “Blue Sky” or state securities laws:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.”

3.4.        Tax Advice. The CEO and his advisors, if any, have been afforded the opportunity to ask questions of the Company, and the CEO has sought such accounting, legal and tax advice as he has considered necessary to make an informed decision with respect to his acquisition of the Warrant. The CEO understands that he (and not the Company) shall be responsible for his own tax liabilities that may arise as a result of receiving the Warrant.

4.           Expenses. The Company shall promptly reimburse CEO for all reasonable travel and business expenses that CEO incurs in connection with his employment, provided CEO incurs and accounts for those expenses in accordance with the policies and procedures established by the Company. Travel expenses shall include but not be limited to business class airfare, airport shuttles and taxis, gasoline, rental cars and hotel accommodation.

5.           Confidential Information.

5.1.        Definitions:

5.1.1.      “Confidential Information” means any information of or relating to the Company that CEO learns or develops during the course of employment with Company that (1) is not generally known to the public, and (2) has commercial value in Company’s business. Such information includes, but is not limited to, Inventions (as defined below), ideas, designs, strategies, forecasts, sales, process and engineering information, information about new or future products or services, Company’s marketing plans and goals, unpublished financial information, lists of Company’s prospects, information about customer or prospect purchases and preferences, information about employees and lists of Company’s employees, information regarding research and development, consulting processes, management systems, computer software, code and programs, means of accessing Company’s computer systems or networks, algorithms, hardware configurations and any other confidential information which provides Company with a competitive advantage. Confidential Information also includes information of third parties regarding which Company has accepted obligations of confidentiality.

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5.1.2.      “Trade Secret” means information, including, but not limited to, a formula, pattern, compilation, program, device, method, technique or process, which both: (a) derives independent economic value, actual or potential, from not being generally known to or readily ascertainable by people who can obtain economic value from its disclosure or use; and (b) is the subject of Company’s efforts to maintain its secrecy that are reasonable under the circumstances.

5.1.3.      “Inventions” means all discoveries, developments, designs, improvements, ideas, inventions, trade secrets, formulas, processes, techniques, computer programs, know-how and data, made or conceived or reduced to practice, whether or not patentable or registerable under copyright or similar statutes, and whether or not shown or described in writing or reduced to practice.

5.1.4.      “Person” shall mean any individual, company, corporation, partnership, joint venture, limited liability company, limited liability partnership, association or other entity or arrangement under which business may be conducted or contracts may be entered into.

5.2.        Nondisclosure. Both during the CEO’s employment with the Company and thereafter:

5.2.1.      CEO agrees to maintain in confidence any Confidential Information or Trade Secrets unless or until: (a) it shall have been made public by an act or omission of a party other than himself of herself; or (b) CEO receives such Confidential Information or Trade Secrets from an unrelated third party on a nonconfidential basis.

5.2.2.      CEO further agrees to use all reasonable precautions to ensure that all Confidential Information and Trade Secrets are properly protected and kept from unauthorized persons or disclosure.

5.2.3.      Upon termination of CEO’s employment with the Company, and if requested by Company at any other time, CEO shall promptly return to Company, and delete from any personal computer or other device, all materials, writings, equipment, models, mechanisms, and the like obtained from or through Company including, but not limited to, all Confidential Information and Trade Secrets, all of which CEO acknowledges and agrees is the sole and exclusive property of Company.

5.2.4.      CEO agrees that he will not, without first obtaining the prior written permission of the Board: (a) directly or indirectly utilize any Confidential Information or Trade Secrets in his or her own business or for the benefit of any person or entity other than the Company; (b) develop, manufacture, license, and/or sell any product that is based in whole or in part on Confidential Information or Trade Secrets; or (c) disclose such Confidential Information or Trade Secrets to any person or entity other than the Company.

5.2.5.      CEO agrees to keep secret and not disclose to Company any confidential information or trade secrets of any former employer or other Person possessed by CEO as long as such information remains confidential or secret.

5.2.6.      If CEO loses or makes unauthorized disclosure of any of the Confidential Information or Trade Secret, the CEO will immediately notify the Company and take all reasonable steps necessary to retrieve the lost or improperly disclosed Confidential Information.

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5.2.7.      If CEO is required in a civil, criminal or regulatory proceeding to disclose any part of the Confidential Information or any Trade Secret, CEO will give the Board prompt written notice of the request for information to permit the Company to seek an appropriate remedy or to waive the CEO's compliance with the provisions of this Agreement in regard to the request.

6.           Work.

6.1.        Any work, Inventions, improvements or ideas and the tangible embodiments of same made or conceived by CEO in connection with and during the period of CEO’s employment (collectively, the “Work”), shall be the sole and exclusive property of Company.

6.2.        In the event it is established that any such Work does not qualify as a “Work Made for Hire” as that phrase in defined by the U.S. Copyright laws, CEO agrees to and does hereby assign to Company all of CEO’s right, title and interest in and to such Work including, but not limited to, all patents, copyrights, trademarks and other proprietary rights relating thereto, and all extensions and renewals thereof.

6.3.        The CEO recognizes that this Agreement does not require assignment of any invention that qualifies for protection under Section 2870 of the California Labor Code or other similar state provisions.1

6.4.        Both during the term of CEO’s employment and thereafter, CEO shall at Company’s expense fully cooperate with Company in the protection and enforcement of any intellectual property rights that may derive as a result of the work performed by CEO during the course of CEO’s employment. This shall include executing, acknowledging, and delivering to Company all documents or papers that may be necessary to enable Company to publish or protect said inventions, improvements, and ideas.

6.5.        To the extent that CEO has made or created Inventions, CEO represents and warrants that the items listed on a separate sheet attached to this Agreement and made a part of it is a complete list of all Inventions, as defined in this Agreement, made or created by CEO prior to CEO’s employment by Company, and which CEO wishes to exclude from this Agreement.

7.           Termination of Agreement.

7.1.        This Agreement will terminate upon the termination CEO’s employment with Company. Upon the termination of the CEO’s employment, CEO will be reimbursed for any unreimbursed business and travel expenses properly incurred by the CEO prior to the date of CEO’s termination. Any portion of the Warrant which has not yet vested on the date of termination of this Agreement shall not vest thereafter. Notwithstanding this provision, the provisions of Sections 5, 6 and 8.2 survive the termination of this Agreement.

 1 Section 2870 provides: (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or (2) Result from any work performed by the employee for the employer. (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

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8.           General Provisions.

8.1.        Notices. Any notices or other communications required or permitted to be given under this Agreement must be in writing and addressed to Company or CEO at the addresses below, or at such other address as either party may from time to time designate in writing. Any notice or communication that is addressed as provided in this Section will be deemed given: (a) upon delivery, if delivered personally or via certified mail, postage prepaid, return receipt requested; or (b) on the first business day of the receiving party after timely delivery to the courier, if delivered by overnight courier. Other methods of delivery will be acceptable only upon proof of receipt by the party to whom notice is delivered.

If to Company:	Eos Petro, Inc.
Attention: Nikolas Konstant
1999 Avenue of the Stars
Suite 2520
Los Angeles, CA 90067

If to CEO:	Wealth Preservation, LLC
Attention: Martin Oring
7582 Hawks Landing Drive.
West Palm Beach, FL 33412

8.2.        Agreement To Arbitrate Disputes.

8.2.1.      Arbitration. Subject to the exceptions described in this Agreement, any controversy, dispute or claim arising out of or relating to this Agreement or any breach of it (each a “Claim”), shall be settled by binding arbitration in accordance with the Employment Dispute Resolution Procedures of the selected arbitration group such as ADR, JAMS or American Arbitration Association (“AAA”). The Claims covered by this Agreement include, but are not limited to, claims for wages and other compensation, claims for breach of contract (express or implied), tort claims, claims for discrimination (including, but not limited to, race, sex, sexual orientation, religion, national origin, age, marital status, medical condition, and disability), harassment (including, but not limited to race, sex, sexual orientation, religion, national origin, age, marital status, medical condition, and disability), and claims for violation of any federal, state, or other government law, statute, regulation, or ordinance. This provision shall not apply, however, to claims for workers’ compensation or unemployment insurance benefits, or claims; nor shall it restrict CEO’s right to submit claims to the Equal Employment Opportunity Commission or the Department of Fair Employment and Housing, as appropriate. In addition, this Agreement to Arbitrate Disputes does not prevent CEO from filing a charge or claim with any other governmental administrative agency as permitted by applicable law.

8.2.2.      Selection of Arbitrator. The parties may select an arbitrator mutually agreeable to each party. If the parties cannot agree on an arbitrator within 30 days, the parties shall request from the arbitration group a list of five names drawn from its panel of employment arbitrators and each party shall follow the striking procedure used by the arbitration group selected.

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8.2.3.      Procedure for Arbitration. The arbitrator shall apply Nevada substantive law and the Nevada Evidence Code to the proceeding. The demand for arbitration must be in writing and made within the applicable statute of limitations period. The arbitrator shall have the authority to resolve discovery disputes, including but not limited to determining what constitutes reasonable discovery. The arbitrator shall have all powers and remedies conferred by law, and shall prepare in writing and provide to the parties a decision and award which includes factual findings and the conclusions upon which such award is based.

8.2.4.      Binding Arbitration. Except as otherwise required by law, the decision of the arbitrator shall be binding and conclusive on the parties. Judgment upon the award rendered by the arbitrator may be entered in any court having proper jurisdiction. The fees for the arbitrator and the arbitration forum shall be shared equally by the parties hereto, unless Company is required to pay for them by law. Each party shall bear its, his or her own fees and costs incurred in connection with the arbitration except for any attorneys’ fees or costs which are awarded by the Arbitrator pursuant this Agreement or statute which provides for recovery of such fees and/or costs; however, CEO shall not be required to bear any type of expense that CEO would not be required to bear if he or she were bringing the action in court. The arbitration and the parties’ agreement therefore shall be deemed to be self-executing, and if either party fails to appear at any properly-noticed arbitration proceeding, an award may be entered against such party despite said failure to appear. Notwithstanding any other agreement between the parties, any statutorily imposed remedies awarded to either CEO or Company pursuant to arbitration under this provision shall not be limited.

8.2.5.      Waiver of Jury. Both the Company and CEO understand and agree that by using arbitration to resolve any Claims between CEO and Company they are giving up any right that they may have to a judge or jury trial with regard to those Claims. Both parties acknowledge that they are entering into this Agreement voluntarily and have independently negotiated and agreed upon this Section 8.2.5.

8.3.        Severability. In the event that any covenant, condition, or other provision contained in this Agreement is held to be unenforceable, invalid, void, or illegal by a court of competent jurisdiction, the unenforceable, invalid, void, or illegal provision will be deemed severable from the remainder of this Agreement and will in no way affect, impair, or invalidate any other covenant, condition, or other provision contained in this Agreement. If the condition, covenant, or other provision would be deemed invalid due to its scope or breadth, the covenant, condition, or other provision will be deemed valid to the extent of the scope or breadth permitted by law.

8.4.        Assignment, Successors and Assigns. CEO has no right to assign, delegate, or otherwise transfer this Agreement, or any of CEO’s rights, duties, or any other interests in this Agreement to any party, and any purported assignment will be null and void. Company may, without notice to CEO and without CEO’s prior consent or approval, assign, delegate, and transfer its rights and obligations under this Agreement to any successor corporation or entity which continues the business of Company. This Agreement will inure to and be binding upon each of the Parties and their respective legal representatives, heirs, successors, and permissible assigns, but this provision is not intended to modify the restrictions on assignment by CEO set forth above.

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8.5.        Modification and Waiver. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged. No waiver of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver.

8.6.        Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of, which will be deemed an original, but all of which together will constitute one and the same instrument. Faxed and emailed .pdf copies of signatures will be valid and binding.

8.7.        Entire Agreement. This Agreement supersedes any and all other agreements, whether oral or in writing, between the Parties with respect to the compensation of CEO by Company and contains all agreements between the parties relating to such compensation. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or written, have been made by any party, or anyone acting on behalf of any party, that are not embodied in this Agreement, and that no other agreement, statement, or promise not contained in this Agreement will be valid or binding.

[signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

“Company”

EOS PETRO, INC, a Nevada corporation

/s/ Nikolas Konstant		Date: June 23, 2013
By:	Nikolas Konstant
Its:	Chairman of the Board, CFO

“CEO”

Martin Oring, an individual

/s/ Martin Oring	Date: June 23, 2013

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EXHIBIT A TO EMPLOYMENT AGREEMENT – FORM OF WARRANT

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

Warrant No. 9	June 23, 2013

EOS PETRO, INC.

WARRANT TO PURCHASE COMMON STOCK

**** 600,000 Shares of Common Stock ****

THIS WARRANT CERTIFIES THAT, for value received, Wealth Preservation LLC, or registered assigns (the “Holder”), is entitled to subscribe for and purchase from Eos Petro, Inc., a Nevada corporation (the “Company”), with its principal offices located at 1999 Avenue of the Stars, Suite 2520, Los Angeles, California 90067, up to and including the number of fully paid and nonassessable shares of common stock, par value $0.0001 per share (the “Common Stock”) of the Company set forth above (the “Warrant Shares”), at the exercise price of $2.50 per share (the “Warrant Exercise Price”) (and as adjusted from time to time pursuant to Section 3 hereof), in accordance with the exercise procedure set forth in Section 1 hereof and prior to or upon July 31, 2018 (the “Expiration Date”), subject to the provisions and upon the terms and conditions hereinafter set forth.

This Warrant is issued in connection with a certain Employment Agreement, dated as of the date hereof (as amended, modified or supplemented, the “Employment Agreement”), between Company and Martin Oring. Pursuant to the Employment Agreement, Mr. Oring has agreed to act as the CEO of the Company. Terms used but not defined in this Warrant shall have the meanings given in the Employment Agreement.

1.           Exercise Procedure; Method of Exercise; Cash Payment; Issuance of New Warrant.

1.1.        The shares underlying this warrant shall vest and become exercisable as follows: commencing on July 31, 2013 and continuing thereafter on the last day of each calendar month that the Employment Agreement remains in effect, 50,000 Warrant Shares shall vest and become exercisable. Thereafter, any portion of this Warrant that has vested may be exercised, in whole or in part and from time to time, at any time until the Expiration Date, pursuant to the provisions contained in this Section 1. However, if Martin Oring’s Employment Agreement is terminated for any reason, any Warrant Shares which have not yet vested will not vest.

1.2.        If Holder elects to exercise any portion of this this Warrant that has vested, Holder shall surrender this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A duly completed and executed) at the principal executive offices of Company, accompanied by payment to Company, by: (a) certified or bank check acceptable to Company; (b) cancellation by Holder of bona fide indebtedness of Company to Holder, if agreed to in advance in writing by Company in the Company’s sole and absolute discretion; (c) by wire transfer to an account designated by Company; or (d) any combination of (a), (b) and (c), of an amount equal to the then applicable Warrant Exercise Price multiplied by the number of Warrant Shares then being purchased.

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1.3.        The person or persons in whose name(s) any certificate(s) representing the Warrant Shares shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the Warrant Shares so purchased shall be delivered to the Holder hereof as soon as possible and in any event within twenty (20) Business Days after such exercise and, unless this Warrant has been fully exercised or expired, a new warrant having the same terms as this Warrant and representing the remaining portion of such shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof as soon as possible and in any event within such twenty (20) Business Day period. For purposes of this Warrant, the term “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in Los Angeles, California are authorized or required by law to remain closed.

2.           Reservation of Shares. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant a sufficient number of shares of its capital stock to provide for the exercise of the rights represented by this Warrant.

3.           Adjustment of Warrant Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Exercise Price shall be subject to adjustment to the nearest whole share (one-half and greater being rounded upward) and nearest cent (one-half cent and greater being rounded upward) from time to time upon the occurrence of certain events, as follows. Each of the adjustments provided by the subsections below shall be deemed separate adjustments and any adjustment of this Warrant pursuant to one subsection of this Section 3 shall preclude additional adjustments for the same event or transaction by the remaining subsections.

3.1.        Reclassification. In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) into the same or a different number or class of securities, the Company shall duly execute and deliver to the Holder of this Warrant a new warrant (in form and substance reasonably satisfactory to the Holder of this Warrant), so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change by a holder of the number of shares then purchasable under this Warrant. The Company shall deliver such new warrant as soon as possible and in any event within five (5) Business Days after such reclassification or change. Such new warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications or changes.

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3.2.        Stock Splits or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide (by stock split) or combine (by reverse stock split) its outstanding shares of capital stock of the class into which this Warrant is exercisable, the Warrant Exercise Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective and the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately increased in the case of a subdivision or decreased in the case of a combination, and in each case to the nearest whole share, effective at the close of business on the date the subdivision or combination becomes effective. The provisions of this subparagraph (b) shall similarly apply to successive subdivisions or combinations of outstanding shares of capital stock into which this Warrant is exercisable.

3.3.        Common Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Common Stock payable in Common Stock, then: (i) the Warrant Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution (the “Record Date”), to that price determined by multiplying the Warrant Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution and (ii) the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately adjusted, to the nearest whole share, from and after the Record Date by multiplying the number of shares of Common Stock purchasable hereunder immediately prior to such Record Date by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution. The provisions of this subparagraph (c) shall similarly apply to successive Common Stock dividends by the Company.

3.4.        No adjustment in the Warrant Exercise Price shall be required unless such adjustment would require a cumulative decrease of at least $0.01 in such price; provided, however, that any adjustments that by reason of this Section 3 are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made.  All calculations under this Section 3(h) shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be.

3.5.        In any case in which Section 3 provides that an adjustment shall become effective on the day next following the record date for an event, the Company may without penalty defer until the occurrence of such event issuing to the Holder with respect to any part of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment.

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3.6.        If, at any time or from time to time while this Warrant is outstanding any event occurs of the type contemplated by the provisions of this Section 3 but not expressly provided for by such provisions (including the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Warrant Exercise Price so as to protect the rights of the holder; provided that no such adjustment will increase the Warrant Exercise Price as otherwise determined pursuant to this Section 3.

4.           Notice of Adjustments. Whenever the Warrant Exercise Price or the number of shares of Common Stock purchasable hereunder shall be adjusted pursuant to Section 3 above, the Company shall deliver a written notice, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Exercise Price and the number of shares of Common Stock purchasable hereunder after giving effect to such adjustment, and shall use commercially reasonable efforts to cause copies of such notice to be delivered to the Holder of this Warrant within three (3) Business Days after the occurrence of the event resulting in such adjustment at such Holder’s last known address in accordance with Section 9 hereof.

5.           Fractional Shares. No fractional shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares, the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.

6.           Compliance with Securities Act of 1933; Transfer of Warrant or Shares.

6.1.        Compliance with Securities Act of 1933. The Holder of this Warrant, by acceptance hereof, agrees that this Warrant, the Warrant Shares and the capital stock issuable upon conversion of the Warrant Shares (collectively, the “Securities”) are being acquired for investment and that such holder will not offer, sell, transfer or otherwise dispose of the Securities except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”) and any applicable state securities laws. Upon exercise of this Warrant, unless the Warrant Shares being acquired are registered under the Securities Act and any applicable state securities laws or an exemption from such registration is available, the Holder hereof shall confirm in writing that the Warrant Shares so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Securities Act and shall confirm such other matters related thereto as may be reasonably requested by the Company. The Warrant Shares (unless registered under the Securities Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

Such legend shall be removed by the Company, upon the request of a Holder, at such time as the restrictions on the transfer of the applicable security shall have terminated.

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6.2.        Transferability of the Warrant. Subject to compliance with Section 6(c) below, which provisions are intended to ensure compliance with applicable federal and states securities laws, the Securities may be transferred by the Holder hereof, in whole or in part and from time to time.

6.3.        Method of Transfer. With respect to any offer, sale, transfer or other disposition of the Securities, the Holder hereof shall prior to such offer, sale, transfer or other disposition:

6.3.1.      surrender this Warrant or certificate representing Warrant Shares at the principal executive offices of the Company or provide evidence reasonably satisfactory to the Company of the loss, theft or destruction of this Warrant or certificate representing Warrant Shares and an indemnity agreement reasonable satisfactory to the Company,

6.3.2.      pay any applicable transfer taxes or establish to the satisfaction of the Company that such taxes have been paid,

6.3.3.      deliver a written assignment to the Company in substantially the form attached hereto as Exhibit B or appropriate stock power duly completed and executed prior to transfer, describing briefly the manner thereof, and

6.3.4.      deliver a written opinion of such Holder’s counsel, or other evidence, if reasonably requested by the Company, to the effect that such offer, sale, transfer or other disposition may be effected without registration or qualification (under the Securities Act as then in effect and any applicable state securities law then in effect) of the Securities.

As soon as reasonably practicable after receiving the items set forth above, the Company shall notify the Holder that it may sell, transfer or otherwise dispose of the Securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 6(c) that the opinion of counsel for the Holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly with details of such determination. Notwithstanding the foregoing, the Securities may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 under the Securities Act if the Company satisfied the provisions thereof and provided that the Holder shall furnish such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 have been satisfied. Each certificate representing this Warrant or Warrant Shares thus transferred (except a transfer pursuant to Rule 144 or an effective registration statement) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with applicable federal and state securities laws, unless in the aforesaid opinion of counsel to the Holder and to the reasonable satisfaction of the Company, such legend is not required in order to ensure compliance with such laws. Upon any partial transfer of this Warrant, the Company will issue and deliver to such new holder a new warrant (in form and substance similar to this Warrant) with respect to the portion transferred and will issue and deliver to the Holder a new warrant (in form and substance similar to this Warrant) with respect to the portion not transferred as soon as possible and in any event within five (5) Business Days after such transfer.

7.           No Rights as Shareholders; Information. Prior to exercise of this Warrant, the Holder of this Warrant, as such, shall not be entitled to vote the Warrant Shares or receive dividends on or be deemed the holder of such shares, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the shares of Common Stock purchasable upon the exercise hereof shall have become deliverable, as provided herein.

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8.          Modification and Waiver; Effect of Amendment or Waiver. This Warrant and any provision hereof may be modified, amended, waived, discharged or terminated only by an instrument in writing, designated as an amendment to this Warrant and executed by a duly authorized officer of the Company and the Holder of this Warrant. Any waiver or amendment effected in accordance with this Section 8 shall be binding upon the Holder, each future holder of this Warrant or of any shares purchased under this Warrant (including securities into which such shares have been converted) and the Company.

9.          Notices and Payments. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon, (a) personal delivery or telecopy, (b) one (1) Business Day after deposit with a nationally recognized overnight delivery service such as Federal Express, with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by written notice to each of the other parties hereto or (c) four (4) Business Days following the date of deposit in the United States mails, first-class postage prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by written notice to each of the other parties hereto.

COMPANY:	Eos Petro, Inc.
Attention: Nikolas Konstant
1999 Avenue of the Stars, Suite 2520
Los Angeles, CA 90067
Tel: (310) 552-1555
Fax: (424) 288-5650

HOLDER:	Wealth Preservation, LLC
Attention: Martin Oring
7582 Hawks Landing Drive.
West Palm Beach, FL 33412

10.         Successors. The obligations of the Company relating to the Warrant Shares shall inure to the benefit of the successors and assigns of the Holder hereof and shall be binding upon any successor entity. Upon such event, the successor entity shall assume the obligations of this Warrant, and this Warrant (or any substitute warrant as provided hereinbefore) shall be exercisable for the securities, cash and property of the successor entity on the terms provided herein.

11.         Lost Warrants or Stock Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity agreement reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such mutilated Warrant or stock certificate, the Company will issue and deliver a new warrant (containing the same terms as this Warrant) or stock certificate, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate, and any such lost, stolen, destroyed or mutilated Warrant or stock certificate shall thereupon become void.

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12.         Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

13.         Governing Law; Jurisdiction. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Nevada, without reference to principles governing choice or conflicts of laws. Each party hereby agrees to submit any dispute under this Warrant to arbitration in accordance with the Services Agreement and irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of Los Angeles, California for the entry of any judgment from such arbitration, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such arbitrator or court, that such proceeding is brought in an inconvenient forum or that the venue of such proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

14.         WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A JURY IN ANY LEGAL PROCEEDING ARISING OUT OR A RELATED TO THIS AGREEMENT, THE NOTE, AND THE SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

15.         Entire Agreement. This Warrant constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

16.         No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but will at all times in good faith assist in carrying out all the provisions of this Warrant and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

17.         Issue Taxes. The Company shall pay any and all issue and other taxes payable in respect of any issue or delivery of Common Stock upon the exercise of this Warrant that may be imposed under the laws of the United States of America or by any state, political subdivision or taxing authority of the United States of America; provided, however, that the Company shall not be required to pay any tax or taxes that may be payable in respect of any transfer involved in the issue or delivery of any Warrant or certificates for Common Stock in a name other than that of the registered holder of such Warrant (which shall be treated as a transfer under Section 6 above), and no such issue or delivery shall be made unless and until the person or entity requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

18.         Severability. In the event that any one or more of the provisions contained in this Warrant shall for any reason be held to be invalid, illegal or unenforceable in any respect, such provision(s) shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Warrant and such invalidity, illegality or unenforceability shall not affect any other provision of this Warrant, which shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be duly executed as of the date first written above by its duly authorized officers.

EOS PETRO, INC.

a Nevada corporation

By:

Name:	Nikolas Konstant

Title:	Chairman, CFO

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EXHIBIT A

NOTICE OF EXERCISE

To: EOS PETRO, INC. (the “Company”)

The undersigned hereby exercises the right to purchase___________________ of the shares of Common Stock (“Warrant Shares”) of the Company, evidenced by the attached Warrant (the “Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.           Form of Warrant Exercise Price.  The holder intends that payment of the Warrant Exercise Price shall be made as:

a “Cash Exercise” with respect to ______________ Warrant Shares.

2.           Payment of Warrant Exercise Price.  In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the aggregate Exercise Price in the sum of $_______________ to the Company in accordance with the terms of the Warrant.

3.           Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

(City, State)

4.           The undersigned represents that the aforesaid shares being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws, and that the undersigned is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

(Date)
(Signature)

NOTICE: Signature must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange if shares of capital stock are to be issued, or securities are to be delivered, other than to or in the name of the registered holder of this Warrant. In addition, signature must correspond in all respects with the name as written upon the face of the Warrant in every particular without alteration or any change whatever.

EXHIBIT B

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned holder of the attached Warrant hereby sells, assigns and transfers unto _______________________ whose address is _______________________________________ and whose taxpayer identification number is _________________ the undersigned’s right, title and interest in and to the Warrant issued by Eos Petro, Inc., a Nevada corporation (the “Company”) to purchase _______ shares of the Company’s Common Stock, and does hereby irrevocably constitute and appoint __________________________ attorney to transfer said Warrant on the books of the Company with full power of substitution in the premises.

In connection with such sale, assignment, transfer or other disposition of this Warrant, the undersigned hereby confirms that:

☐          such sale, transfer or other disposition may be effected without registration or qualification (under the Securities Act as then in effect and any applicable state securities law then in effect) of this Warrant or the shares of capital stock of the Company issuable thereunder and has attached hereto a written opinion of the undersigned’s counsel to that effect; or

☐          such sale, transfer or other disposition has been registered under the Securities Act of 1933, as amended, and registered and/or qualified under all applicable state securities laws.

(Date)

(Signature)

NOTICE: Signature must correspond in all respects with the name as written upon the face of the Warrant in every particular without alteration or any change whatever.

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